UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2010
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 1, 2010, KB Home (the “Company”) agreed to enter into indemnification agreements with its non-employee directors, executive officers Jeffrey T. Mezger, Wendy C. Shiba, William R. Hollinger, Wendy L. Marlett, and Kelly K. Masuda, and other executive officers and certain other senior officers, in each case based on a form of indemnification agreement approved by the Company’s Board of Directors. The form of indemnification agreement includes provisions for indemnification and advancement of expenses to supplement that provided under the Company’s Restated Certificate of Incorporation and insurance policies, subject to certain requirements and limitations. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the form attached as Exhibit 10.57.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.57	Form of Indemnification Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 2, 2010

KB Home
By:	/s/ Wendy C. Shiba
Wendy C. Shiba
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.57	Form of Indemnification Agreement.